Press Release	Exhibit 99.1

TTM Technologies, Inc. to Build New Manufacturing Facility in Malaysia

TTM to Offer Customers Alternate Sourcing for PCBs in Lower Cost Regions

Santa Ana, CA – March 1, 2022 – TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”) today announced that it will open a new, state of the art, highly automated printed circuit board (”PCB”) manufacturing facility in Penang, Malaysia. The decision to build this new factory is a direct response to our customers’ increasing concerns about supply chain resiliency and regional diversification, and in particular, the need for advanced multi-layer PCB sourcing options in lower cost regions.

The new facility in Malaysia will assist customers in our commercial markets such as networking/telecom, data center computing, medical, industrial, and instrumentation. Having a new manufacturing footprint in Malaysia will also provide TTM with an additional growth vector by attracting incremental demand from our existing and new customers looking for cost competitive, high technology PCB manufacturing outside of China.

The facility, located at the Science Park in Penang, will be on a production site of approximately twenty-seven acres. We expect construction to begin in 2022 with equipment installation in 2023. It is our expectation that initial pilot production will occur in second half of 2023 with volume production commencing in 2024 and gradually ramping to full Phase 1 capacity of about $180 million revenue in 2025. The factory is planned to support a 25% upside Phase 2 expansion.

“As many of our customers have been more focused on the reliability of their supply chains, I am excited to announce that TTM will build a new manufacturing facility in Malaysia to offer our commercial customers an alternate lower cost manufacturing region for sourcing advanced PCBs.” said Tom Edman, CEO of TTM. “Not only will this facility provide a new opportunity for growth, TTM will be regionally more diversified, providing more long term stability, and further improving our position to serve the needs of all stakeholders – customers, suppliers, investors and employees.”

We expect that the total capital spending for this facility will be $130 million and this investment will be spread between 2022 through 2025. We have already received a number of long term customer commitments as we work to realize our mutual ambition for supply chain resiliency.

About TTM

TTM Technologies, Inc. is a major global PCB manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs, backplane assemblies and electro-mechanical solutions as well as a global designer and manufacturer of RF and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. For a description of additional factors that may cause TTM’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the SEC.

Contacts:

TTM Investors

Sameer Desai,

Vice President, Corporate Development & Investor Relations

Sameer.desai@ttmtech.com

714-327-3050

Press Inquiries

Winnie Ng

Vice President, Corporate Marketing

TTM Technologies, Inc.

+852 2660 4287 / +1 714 327 3000

winnie.ng@ttm.com

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